As filed with the Securities and Exchange Commission on August 26, 2020

Registration No.333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP

(Exact Name of Registrant as Specified in its Charter)

California	77-0469558
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

224 Airport Parkway

San Jose, California 95110

(Address of Registrant’s Principal Executive Offices Including Zip Code)

Heritage Commerce Corp 2013 Equity Incentive Plan

(Full title of Plan)

Lawrence D. McGovern

Executive Vice President and Chief Financial Officer

224 Airport Parkway

San Jose, California 95110

(408) 947-6900

(Name and Address, Including Zip Code,

and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mark A. Bonenfant, Esq.
Buchalter
A Professional Corporation
1420 5th Avenue, Suite 3100
Seattle, Washington 98101
Telephone: (206) 319-7052

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	2,000,000	(3)	$6.85	$13,700,000	$1,779
(1)	Pursuant to Rule 416(a), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the Heritage Commerce Corp 2013 Equity Incentive Plan (the “2013 Plan”), by reason of an event such as any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 24, 2020.

(3)	Represents additional shares of Common Stock reserved for issuance under the 2013 Plan.

HERITAGE COMMERCE CORP

This Registration Statement on Form S-8 is being filed by Heritage Commerce Corp, a California corporation (the “Company” or the “Registrant”) to register an additional 2,000,000 shares of common stock, no par value (the “Common Stock”), that have become available for issuance pursuant to the Heritage Commerce Corp 2013 Equity Incentive Plan (the “2013 Plan”). These shares are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-189955) was filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2013 (the “Prior Registration Statement”).

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated in this Registration Statement by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 11, 2020;

(2)	The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2020, filed with the Commission on May 8, 2020, and for its fiscal quarter ended June 30, 2020, filed with the Commission on August 7, 2020;

(3)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 24, 2020, April 1, 2020, April 24, 2020, May 27, 2020 and July 24, 2020.

(4)	The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 5, 1998, together with any amendment or report filed with the Commission for the purpose of updating such description.

The Company is not incorporating by reference any information furnished under Items 2.02 or 7.01 (or any corresponding information furnished under Item 9.01 or included as an exhibit) in any past for future Current Report on Form 8-K that the Company file or furnish with the Commission, unless otherwise specified in such Current Report. All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
4.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 16, 2009)

4.2	Certificate of Amendment of Articles of Incorporation of Heritage Commerce Corp, as filed with the California Secretary of State on June 1, 2010 (incorporated by reference from the Registration Statement on Form S-1 filed July 23, 2010)

4.3	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant’s Current Report Form 8-K filed June 28, 2013)

4.4	Heritage Commerce Corp 2013 Equity Incentive Plan (incorporated by reference from the Registrant’s Registration Statement in Form S-8 filed July 15, 2013)

4.5	Amendment No. 2 to Heritage Commerce Corp 2013 Equity Incentive Plan (incorporated by reference from Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 15, 2020)

4.6	Form of Restricted Stock Agreement For Heritage Commerce Corp 2013 Equity Incentive Plan (incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed July 15, 2013)

4.7	Form of Stock Option Agreement for 2013 Equity Incentive Plan (incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed July 15, 2013)

5.1	Opinion of Counsel as to the legality of securities being registered

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of attorney (contained in the signature page to this Registration Statement on Form S-8)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 26, 2020.

Heritage Commerce Corp

By:	/s/ Keith A. Wilton
Keith A. Wilton
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith A. Wilton and Lawrence D. McGovern, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on August 26, 2020 in the capacities indicated.

Signature	Title

/s/ JULIANNE M. BIAGINI-KOMAS	Director
Julianne M. Biagini-Komas

/s/ FRANK G. BISCEGLIA	Director
Frank G. Bisceglia

/s/ BRUCE CABRAL	Director
Bruce Cabral
/s/ JACK W. CONNER	Director and Chairman of the Board
Jack W. Conner

/s/ JASON DINAPOLI	Director
Jason DiNapoli

/s/ STEPHEN G. HEITEL	Director
Stephen G. Heitel

/s/ WALTER T. KACZMAREK	Director
Walter T. Kaczmarek

/s/ LAWRENCE D. MCGOVERN	Executive Vice President and Chief Financial
Lawrence D. McGovern	Officer (Principal Financial and Accounting Officer)

/s/ ROBERT T. MOLES	Director
Robert T. Moles

/s/ MARINA H. PARK SUTTON	Director
Marina H. Park Sutton

/s/ LAURA RODEN	Director
Laura Roden

/s/ RANSON W. WEBSTER	Director
Ranson W. Webster

/s/ KEITH A. WILTON	Director, President and Chief Executive Officer (Principal Executive Officer)
Keith A. Wilton

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